Exhibit 11

                HEALTH OUTCOMES MANAGEMENT, INC. & SUBSIDIARIES
                       Calculation of Earnings Per Share
                                  (Unaudited)

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                                                Three months ended         Nine months ended
                                                  November 30,                November 30,
                                               1999           1998         1999           1998
                                            __________     __________   __________     __________
Earnings used in calculations:

Income (loss) from continued operations     $  (5,017)      $  30,256    $  41,793      $  78,849
Income (loss) from discontinued operations          0         198,424        5,579        205,431
                                            __________     __________   __________     __________

Net income used in per share calculation    $  (5,017)      $ 228,680    $  47,372     $  284,280

Shares used in calculation:

BASIC
  Average number of shares outstanding      8,872,853      8,574,910    8,872,853      8,574,910

DILUTED
  Additional shares issuable assuming
   exercise of outstanding stock options       34,764              0       34,764              0

  Additional shares issuable assuming
   exercise of outstanding warrants                 0              0            0              0

  Additional shares issuable assuming
   exercise of convertible debt                 5,479              0        5,479              0
                                            __________     __________   __________     __________

Weighted average number of common and
 common equivalent shares outstanding       8,913,096      8,574,910    8,913,069      8,574,910
                                            ==========     ==========   ==========     ==========

Basic per share data:
Income (loss) from continued operations     $    (.00)     $     .00    $     .00      $     .01
Income (loss) from discontinued operations        .00            .02          .00            .02
                                            __________     __________   __________     __________
Net income (loss)                           $     .00      $     .02    $     .00      $     .03

Diluted per share data:
Income (loss) from continued operations     $    (.00)     $     .00    $     .00      $     .01
Income (loss) from discontinued operations        .00            .02          .00            .02
                                            __________     __________   __________     __________
Net income (loss)                           $     .00      $     .02    $     .00      $     .03


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